Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cardinal Health 401(k) Savings Plan and the Cardinal Health 401(k) Savings Plan for Employees of Puerto Rico of Cardinal Health, Inc. of our reports (a) dated August 11, 2022, with respect to the consolidated financial statements and schedule of Cardinal Health, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Cardinal Health, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended June 30, 2022, and (b) dated June 24, 2022, with respect to the financial statements and schedule of (i) the Cardinal Health 401(k) Savings Plan included in the Plan’s Annual Report (Form 11-K) and (ii) the Cardinal Health 401(k) Savings Plan for Employees of Puerto Rico included in the Plan’s Annual Report (Form 11-K), each for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Grandview Heights, Ohio November 8, 2022